UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Road, Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On April 12, 2012, the Securities and Exchange Commission (the “SEC”) released a public statement (the “Public Statement”) informing market participants that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Purple Innovation, Inc. (the “Company”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”), which were issued in 2015, as equity. For a description of the terms of the warrants, please refer to the Company’s prospectus filed with the SEC on April 5, 2018 (the “Prospectus”), which relates to the resale from time to time, of among other things, the warrants and the shares of Class A common stock issuable upon exercise of the warrants.

On April 28, 2021, the Audit Committee of the Board of Directors of the Company, after considering the recommendations of management, concluded that the Company’s previously issued audited financial statements as of and for the years ended December 31, 2020 and 2019 and previously issued unaudited financial statements for the periods ended September 30, 2020 and 2019, June 30, 2020 and 2019, and March 31, 2020 and 2019 (collectively, the “Non-Reliance Periods”) should not be relied upon due to required corrections related to the accounting for warrants described in the Public Statement.

The Public Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The Public Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” Following consideration of the guidance in the Public Statement, while the terms of the warrants as described in the Prospectus have not changed, the Company concluded that it has issued warrants that do not meet the conditions to be classified in equity and instead require liability classification under Accounting Standards Codification 815, Derivatives and Hedging. The Audit Committee, together with management, determined that the financial statements in the Non-Reliance Periods should be restated to reflect such issued warrants as a liability, with subsequent changes in their estimated fair value recorded as non-cash income or expense in each Non-Reliance Period. These restatements will result in non-cash, non-operating financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows.

The Company is working diligently to finalize the accounting treatment of warrants required to be classified as liabilities and the valuation of these warrants, and file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amended 10-K”) reflecting this reclassification of the warrants for the Non-Reliance Periods as soon as practicable. The adjustments to the financial statement items for the Non-Reliance Periods will be set forth through disclosures in the financial statements included in the Amended 10-K. The Audit Committee has discussed the matters disclosed in this and the above paragraphs in this Item 4.02 with its independent registered public accounting firm, BDO USA, LLP.

We will disclose the finalized impacts to warrant liabilities, additional paid-in capital, accumulated deficit, total stockholders’ equity (deficit), change in fair value – warrant liabilities, total other expense, net loss before income taxes, net loss, net loss attributable to Purple Innovation, Inc., basic and diluted net loss per common share, for all periods in the Non-Reliance Periods in our forthcoming Amended 10-K for the period ended December 31, 2020.  We are evaluating the impact on the Company’s internal controls over financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2021	PURPLE INNOVATION, INC.

	By:	/s/ Craig L. Phillips
Craig L. Phillips
Chief Financial Officer

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